UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware001-3543245-2986089

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 McKinney Street, Suite 3000 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure

On November 29, 2012, the Company issued a press release regarding its previously announced presentation at the Jefferies 2012 Global Energy Conference.  The Company’s management will be presenting at 11:00 a.m. Central Time on November 29, 2012.  A live webcast of the presentation will be streamed on the Company’s website, www.zazaenergy.com, and a copy of the presentation will be posted in the Investor Relations section of the Company’s website prior to the event and is expected to remain so posted for at least 90 days thereafter.  Further developments regarding ZaZa’s drilling operations are included in the presentation.  The Company intends to make similar presentations available on the Investor Relations section of its website in the future in order to make such information “publicly available” for purposes of Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Document
99.1	Press Release of ZaZa Energy Corporation, dated November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: November 29, 2012By: /s/ Todd A. Brooks

Name: Todd A. Brooks

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document
99.1	Press Release of ZaZa Energy Corporation, dated November 29, 2012